UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo, Ontario, Canada,
N2K 0A7	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares, without par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

BlackBerry Limited (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its common shares, without par value (the “Common Shares”), from The NASDAQ Stock Market to the New York Stock Exchange, effective as of the close of trading on Friday, October 13, 2017.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description relating to the Common Shares to be registered hereunder set forth in the section entitled “Description of Capital Structure” in the Annual Information Form filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 40-F (File No. 000-29898), as originally filed with the U.S. Securities and Exchange Commission on March 31, 2017.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2017		BLACKBERRY LIMITED
	By:	/s/ Steve Rai
Name: Steve Rai
Title: Controller